EXHIBIT 4.2

                           TECHE FEDERAL SAVINGS BANK
                  RESTRICTED STOCK AGREEMENT WITH SCOTT SUTTON


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                           TECHE FEDERAL SAVINGS BANK

                           RESTRICTED STOCK AGREEMENT
                           --------------------------



         This Agreement constitutes the award of a total of 6,000 shares of Common Stock of Teche Holding Company ("Corporation"), to Scott Sutton (the "Participant") on such terms and conditions as are set forth hereinafter.

          1. Definitions. As used herein, the following definitions shall apply.

                  "Award" means the grant by the Committee of the right to receive Shares as detailed hereinafter.

                  "Bank"  shall  mean  Teche   Federal   Savings  Bank,  or  any
predecessor corporation thereto.

                  "Board" shall mean the Board of Directors of the Bank, or any successor corporation thereto.

                  "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Corporation; (ii) the merger or recapitalization of the Corporation whereby the Corporation is not the surviving entity; (iii) a change in control of the Corporation, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Corporation by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Corporation stock, or the purchase of shares of up to 25% of any class of securities of the Corporation by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. ss.574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Board or the Committee which may be appointed by the Board from time to time.

                  "Common Stock" shall mean common stock of the Corporation, or any successor or parent corporation thereto.

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                  "Corporation"  shall mean Teche  Holding  Company,  the parent corporation for the Bank, or any predecessor or Parent thereof.

                  "Date of Grant" shall mean August 23, 1999, or such later date that shall be the Participant's date of hire with the Bank.

                  "Director"   shall   mean  a  member   of  the  Board  of  the
Corporation, or any successor or parent corporation thereto.

                  "Director Emeritus" shall mean a person serving as a director emeritus, advisory director, consulting director or other similar position as may be appointed by the Board of Directors of the Bank or the Corporation from time to time.

                  "Disability" means any physical or mental impairment which renders the Participant incapable of continuing in the employment or service of the Bank or the Parent in his then current capacity as determined by the Committee.

                  "Employee" shall mean a person employed by the Bank or the Corporation or any present or future Parent or Subsidiary of the Corporation.

                  "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

                  "Participant" means Scott Sutton, an Employee of the Bank.

                  "Share" shall mean one share of Common Stock.

                  "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and
(g) of the Code.

         2.       Vesting of Awards.

                  (a) Schedule of Vesting. The Awards shall be earned and non-forfeitable in accordance with the terms of the Agreement, provided the holder of such Award is an Employee of the Corporation or the Bank as of such date, as follows:

                                Date               Percentage of Total Shares
                                ----                    Awarded Which Are
                                                         Non-forfeitable
                                                         ---------------

Upon grant........................................              0%
As of December 1, 1999............................             20%
As of December 1, 2000............................             40%
As of December 1, 2001............................             60%
As of December 1, 2002............................             80%
As of December 1, 2003............................            100%


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         Notwithstanding  any provisions in this Section 2, Awards shall be 100%
earned and non-forfeitable upon the death or Disability of the Participant, or upon a Change in Control.

         3. Non-transferability of Awards. This Award may not be transferred in any manner otherwise than by will or the laws of descent or distribution. The terms of this Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

         4. Six Month Holding Period. A total of six months must elapse between the Date of Grant of an Award and the date of the sale of Common Stock received thereunder.

         5. Revocation for Misconduct. Notwithstanding anything herein to the contrary, the Board may, by resolution, immediately revoke, rescind and terminate any Award, or portion thereof, previously awarded under this Plan, to the extent Shares have not been delivered thereunder to the Participant, whether or not yet earned, in the case of an Employee who is discharged from the employ of the Parent, Bank or a Subsidiary for Cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for cause. "Cause" is defined as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profits, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations and similar offense), or a material violation of a final cease-and-desist order or any other action which results in a substantial financial loss to the Parent, Bank or its Subsidiaries. A determination of "Cause" shall be made by the Board within its sole discretion.

         6. Payment of Dividends. With respect to the Awards, whether or not non-forfeitable, the Participant shall also be entitled to receive an amount equal to any cash dividends declared and paid with respect to shares of Common Stock represented by such Award between the date the relevant Award was initially granted to such Participant and the date the Shares are distributed. Such dividend amounts shall be paid to the Participant within 30 days of each respective Dividend Payment Date, subject to applicable tax withholding.


         7. Tax Withholding. The Bank may withhold from any payment or distribution made under this Agreement sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such payment is not sufficient, the Bank may require the Participant to have the Bank withhold from delivery a number of Shares having a fair market value, at the time withheld, sufficient to satisfy such withholding and employment taxes, or to pay to the Bank the amount required to be withheld as a condition of delivering the Shares.

         8. Regulatory Exceptions. No Shares shall be distributed hereunder unless and until all of the requirements of all applicable law and regulation shall have been fully complied with, as may be required by applicable law and regulations as determined by the Board.

                  Shares shall not be issued with respect to any Award granted under the Agreement unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

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                  The  inability of the  Corporation  or the Bank to obtain from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares.

                  As a condition to the exercise of an Award, the Corporation or the Bank may require the person exercising the Award to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         9. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, except to the extent that federal law shall be deemed to apply.

         10. Administration. All decisions, determinations and interpretations of the Agreement shall be made by the Committee and shall be final and conclusive on all persons affected thereby.

         11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.

         12. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

         13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceablitiy of the other provisions hereof.

         14. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


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                  This  Agreement is hereby  executed  between the parties as of
August 24, 1999.


TECHE HOLDING COMPANY




By: /s/ Patrick O. Little
    ------------------------------------------
         ITS PRESIDENT


Attest:


    /s/ W. Ross Little , Jr.
    ------------------------------------------


[SEAL]






ACCEPTED: /s/ Scott Sutton
          ------------------------------------
            PARTICIPANT